Exhibit 10.3

Non-Employee Director
Restricted Stock Agreement

Grantee: _______________ No. of Shares: ______

This Agreement (the “Agreement”) evidences the award of ______ restricted shares (each, an “Award Share,” and collectively, the “Award Shares”) of the Common Stock of Forward Air Corporation, a Delaware corporation (the “Company”), granted to you, ____________, effective as of ___, 20__ (the “Grant Date”), pursuant to the Forward Air Corporation 2025 Non-Employee Director Stock Plan (the “Plan”), and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

1.Terminology. Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement.

2.Vesting.

(a)    All of the Award Shares are nonvested and forfeitable as of the Grant Date.

(b)    So long as your Service with the Company is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, all of the Award Shares will vest and become nonforfeitable on the earlier of (a) the day immediately prior to the first Annual Meeting that occurs after the Grant Date or (b) the first anniversary of the Grant Date.

(c)    If you die while in the Service of the Company or your Service terminates by reason of Disability, all of the Award Shares will become vested and nonforfeitable as of your death or such termination of Service.

(d)    To the extent not earlier vested or forfeited, all of the Award Shares will become vested and nonforfeitable on the date of, and immediately before, the occurrence of a Change in Control.

3.Termination of Service. Unless otherwise determined by the Board or as specified herein, if your Service with the Company ceases for any reason other than death or Disability, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration.

4.Restrictions on Transfer.

(a)    Until an Award Share becomes vested and nonforfeitable, it may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.
    (b)    Any attempt to dispose of any such Award Shares in contravention of the restrictions set forth in Section 4(a) of this Agreement shall be null and void and without effect. The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

5.Stock Certificates. You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company or an escrow agent appointed by the Board will hold in escrow the share certificates for safekeeping, or the Company may otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you on the dividend payment date. As soon as practicable after vesting of the Award Shares, the Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf, for such vested Award Shares. Upon the request of the Board, you shall deliver to the Company a stock power, endorsed in blank, with respect to any Award Shares that have been forfeited pursuant to this Agreement.

6.Tax Election. You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.

7.Adjustments for Corporate Transactions and Other Events.

(a)    Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable shall, without further action of the Board, be adjusted to reflect such event. Fractional shares that result from such adjustments shall be eliminated. Adjustments under this Section 7 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)    Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, to the same extent as the Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

8.Non-Guarantee of Directorship. Nothing in the Plan or this Agreement, nor any action taken pursuant to the Plan, shall confer any right on you to continue in the service of the Company as a member of the Board or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Delaware General Corporation Law relating to the removal of directors.

9.Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, you will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.

10.The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Board, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

12.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

13.Amendment. This Agreement may be amended from time to time by the Board in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Board, except as provided in the Plan or in a written document signed by each of the parties hereto.

14.Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Secretary of the Company.

15.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Board relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Tennessee, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Greeneville, Tennessee, and you hereby agree and submit to the personal jurisdiction and venue thereof.

16.Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.Electronic Delivery of Documents. By your signing the Agreement, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Stock Units and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.
[Glossary appears on next page]

GLOSSARY

(a)    “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Forward Air Corporation (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power of all classes of stock or interests of the entity.

(b)    “Annual Meeting” means an Annual Meeting of Shareholders of the Company at which directors are elected.

(c)    “Board” means the Board of Directors of Forward Air Corporation.

(d)    “Change in Control” shall have the meaning ascribed thereto in the Plan.

(e)    “Common Stock” means the common stock, $0.01 par value per share, of Forward Air Corporation.
(f)    “Company” means Forward Air Corporation and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Forward Air Corporation.

(g)    “Disability” shall mean a total disability as determined under procedures established by the Board for purposes of the Plan.

(h)    “Service” means your service in the capacity as a non-employee director on the Board.

(i)    “You”; “Your”. You means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Board, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

[End of Agreement; Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.
    FORWARD AIR CORPORATION

        By:     _________________________

        Name:

    Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned also consents to electronic delivery of all notices or other information with respect to the Award Shares or the Company.
GRANTEE

        Print Name: _____________________________

    Date:

Enclosure: Prospectus for the Forward Air Corporation 2025 Non-Employee Director Stock Plan

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